EXHIBIT 23(a) - INDEPENDENT AUDITORS' CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
National Western Life Insurance Company

We consent to the incorporation by reference in the registration statement (No. 333-38549) on Form S-8 of National Western Life Insurance Company of our report dated March 15, 2006, with respect to the consolidated balance sheets of National Western Life Insurance Company as of December 31, 2005 and 2004, and the related consolidated statements of earnings, comprehensive income, stockholders' equity, and cash flows for each of the years in the two year period ended December 31, 2005, and all related 2005 and 2004 financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which report appears in the December 31, 2005, annual report on Form 10-K of National Western Life Insurance Company. Our report refers to a change in the method of accounting for two tiered annuities in 2004.

KPMG LLP
Austin, Texas
March 15, 2006